Exhibit 99.01

316 California Avenue, Suite 543 Reno, NV 89509 Tel : 888 909-5548 Fax : 888 909-1033

Trading Symbol OTCMKTS: NGLD

NEWS RELEASE

NEVADA CANYON PROVIDES UPDATE ON CANYON CARBON, LLC

Reno, Nevada. June 22, 2023, Nevada Canyon Gold Corp. (OTC Markets: NGLD) (The “Company” or “Nevada Canyon”) is pleased to announce that its wholly owned subsidiary, Canyon Carbon, LLC (“CCC”) has initiated a second phase of its rangeland and carbon project development opportunities analysis (“Second Phase”) based on the first phase’s analysis (see news 02-24-2022) positive recommendations and feasibility for developing an initial rangeland carbon project in the arid mountain-west ecosystems.

CCC in conjunction with Warms Springs Consulting, LLC (“WSC”) a US-based Certified B Corp. completed the first phase high-level evaluation of the technical feasibility for developing rangeland carbon credit projects in arid mountain-west ecosystems, with an initial emphasis on Nevada and Idaho. This initial analysis confirmed the market demand and potential revenue for rangeland soil carbon sequestration in the mountain-west arid grassland ecosystems. Based on the positive feasibility results of the first phase, CCC along with WSC will continue to develop the business plan utilizing existing rangeland carbon protocols for soil sequestration carbon sequestration projects. The analysis will also evaluate the potential to couple carbon credits with sage grouse ecosystem credits.

Along with the above component, the second phase will include the additional components as follows:

i.) Grants: Research and identification of carbon reduction related grants, including Infrastructure Bill and Inflation Reduction Act. ii.) Biochar: An initial biochar feasibility report on market demand, and potential revenue model, iii.) Tax Credits: An in-depth review, interpretation and legal opinion of the recent Internal Revenue Service (IRS) amendments to the 45Q tax credit as it relates to carbon reduction, avoidance and sequestration technologies.

i.) Grants: Research and identification of carbon reduction related grants, including Infrastructure Bill and Inflation Reduction Act, via various government agencies, academic institutions, conservation trusts and other sources. Many of these grants are available to for-profit companies in addition to local governments, universities, and community organizations. CCC along WSC has already identified one grant funding source and has submitted a proposal for grant funding to support the rangeland soil carbon sequestration study. Between the Infrastructure Bill (2021) and Inflation Reduction Act (2022), it is estimated that total available funding for clean energy and carbon reduction programs may exceed more than USD $2 trillion over the next ten years (H.R. 5376 - Inflation Reduction Act of 2022, Congress.gov).

ii.) Biochar: CCC in conjunction with WSC will complete initial biochar feasibility report on the current market demand and develop a potential high-level cash flow model revenue model. The results from the initial feasibility report will be used for the potential development of an initial biochar facility in Idaho. CCC believes the current market demand for biochar and biochar-related carbon credits is substantial and this initial feasibility report will confirm the viability of developing an initial biochar project. Biochar is biomass (wood, leaves, straw, food waste, manure or other biosolids) heated at high temperatures without oxygen. This process, known as pyrolysis, concentrates carbon in a form that is resistant to biological decomposition. When applied to soils, it promotes soil and plant health, and a large fraction of their carbon content is sequestered for 100’s of years. Biochar can also be used in contaminated water & medical filtration applications, including in abandoned oil & gas wells as an inexpensive and effective way to sequester atmospheric carbon for centuries while simultaneously producing carbon-negative energy.

iii.) Tax Credits: The recent Internal Revenue Service (IRS) amendments to the 45Q tax credit, now allows a credit amount for direct air capture (DAC) projects starting at $84 and escalating to $180 per ton of CO2 permanently stored and from $60 to $130 per ton for used carbon oxides. If the owner of a qualified Carbon Capture, Usage and Storage (CCUS) project can sell (flow-through) any portion of its 45Q credits to third parties (taxpayers) for cash or after certain years seek direct payment for the credits from the Treasury, this would be a game-changer, from a CCUS project feasibility standpoint. The 2022 average price for carbon in the voluntary markets hovered at around $10 per ton of CO2e, with compliance credits reaching $30 per ton in California and €126/ton in parts of the EU (Bloomberg.com). While the flow-through investor/taxpayer of these carbon credits could potentially receive a substantial tax credit of up 100% of their investment in carbon credits.

“By utilizing Nevada Canyon’s management team’s extensive governmental, regulatory, and mining industry contacts within Nevada and Idaho, Canyon Carbon intends to be an emerging player in carbon offset project development within the state of Nevada, Idaho, the Western US and throughout North America.” said Nevada Canyon Chairman, Jeffrey Cocks, “Carbon credits are already bigger than some commodity markets and will continue to grow. With new government legislations and market pressures for carbon neutrality, this will be a must have for every company. Future demand is already projected to far exceed supply.”

About Warm Springs Consulting

Founded in 2017, by Amber Bieg and Deb LaSalle, Warm Springs Consulting (WSC) is a U.S. based Certified B Corp, that provides sustainability consulting for businesses and governments. WSC’s core staff of passionate sustainability professionals, analysts, engineers, and designers, support clients to build collaborative relationships and solve critical problems. To do so, WSC utilizes both creativity and decades of experience in sustainability, engineering, energy development, environmental compliance, law, communications, strategic planning, stakeholder engagement, policy, technology, finance and economics.

The purpose driven Boise, Idaho-based consulting firm builds integrated strategies for community resilience and sustainability. WSC’s team has led a number of related projects for both public sector and corporate clients. Past and current clients include: Perpetua Resources, Integra DeLamar Mine, Nevada Copper, the University of Utah, the U.S. Air Force and U.S. Department of Energy (DOE), the City of Boise, the City of San Francisco, as well as other companies in manufacturing and mining sectors, along with energy and land developers.

ON BEHALF OF THE BOARD

“Jeffrey A. Cocks”

Jeffrey A. Cocks

Chairman & Director

FOR FURTHER INFORMATION PLEASE CONTACT: Nevada Canyon Gold Corp.

(TEL)- (888) 909-5548, (FAX)-(888) 909-1033

Email: info@nevadacanyongold.com

Website: www. nevadacanyongold.com

Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, and any potential results from such programs. Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company’s actual results could differ materially from those discussed in this press release. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Nevada Canyon Gold Corp. is neither an underwriter as the term is defined in Section 2(a)(11) of the Securities Act of 1933, nor an investment company pursuant to the Investment Company Act of 1940. Nevada Canyon Gold Corp. is not an investment adviser pursuant to the Investment Advisers Act of 1940. Nevada Canyon Gold Corp. is not registered with FINRA or SIPC. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2022, Quarterly and Current Reports.